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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this joint proxy statement/prospectus on Form F-4 of our reports dated January 25, 2000, except for Note 12 for which the date is March 26, 2000, relating to the financial statements and financial statement schedule of OpenTV Corp. which appear in such joint proxy statement/prospectus. We also consent to the references to us under the heading "Experts" in such joint proxy statement/prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 6, 2000